Exhibit 99.1

Map of Sierra Mojada


METALLINE MINING CO.
LOCATION MAP
SIERRA MOJADA PROJECT
TEXAS
RIO BRAVO
DEL RIO
COAHUILA
CHIHUAHUA
NUEVO LAREDO
SIERRA MOJADA
MONCLOVA
TORREON
SALTILLO
MONTERREY
DURANGO